UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2014

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2014, Mr. Maffei received a one-time grant of 1,500,000 options to purchase shares of Liberty Broadband Corporation’s (“Liberty Broadband”) Series C common stock, par value $0.01 per share, at an exercise price of $48.10 per share (the “Options”). One-half of the Options will vest on the fourth anniversary of the grant date with the remaining Options vesting on the fifth anniversary of the grant date, in each case, subject to Mr. Maffei being employed on the applicable vesting date. The Options will have a term of 10 years. Pursuant to the Services Agreement, dated November 4, 2014, entered into between Liberty Media Corporation (“Liberty Media”) and Liberty Broadband in connection with the spin-off of Liberty Broadband from Liberty Media, as an employee of Liberty Media, Mr. Maffei provides services to Liberty Broadband and is not separately compensated by Liberty Broadband other than with respect to equity awards with respect to Liberty Broadband’s common stock. The Options are subject to forfeiture if Mr. Maffei has not executed a new employment agreement with Liberty Media by December 30, 2014.

Upon a “change in control” prior to Mr. Maffei’s termination or in the event of Mr. Maffei’s termination for death or disability, all of his unvested Options will become exercisable. If Mr. Maffei is terminated by Liberty Broadband without “cause” or if he terminates his employment for “good reason,” then each unvested tranche of Options will vest pro rata based on the number of days elapsed since the grant date plus 548 calendar days; however, in the event (i) all members of the “Malone Group” cease to beneficially own Liberty Broadband securities representing at least 20% of Liberty Broadband’s voting power, (ii) within 90 to 120 days of clause (i) Mr. Maffei’s employment is terminated by Liberty Broadband without cause or by Mr. Maffei for good reason and (iii) at the time of clause (i) Mr. Maffei does not beneficially own Liberty Broadband securities representing at least 20% of Liberty Broadband’s voting power, then all unvested Options will vest in full as of the date of Mr. Maffei’s termination. In no event will the vesting of the Options accelerate upon Mr. Maffei’s voluntary termination of his employment with Liberty Broadband without good reason. In addition, in no event will the vesting of the Options accelerate upon termination of Mr. Maffei’s employment for any reason with Liberty Media. In the event of a change in control prior to Mr. Maffei’s termination, all of the Options will remain exercisable until the end of the term. If Mr. Maffei is terminated for cause prior to December 31, 2019 (without a prior change in control occurring), then all unvested Options will terminate immediately and all vested Options will expire on the 90th day following such termination. In all other events (without a prior change in control occurring) or if Mr. Maffei has not been terminated prior to December 31, 2019, any unvested Options will terminate immediately and all vested Options will expire at the end of the term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2014

LIBERTY BROADBAND CORPORATION

By:  /s/ Pamela Coe

Name:  Pamela Coe

Title:   Vice President & General Counsel